Exhibit 10.55

THIS INTERIM AMENDING DEED is made	6 April	2006

BETWEEN:

(1)	Pearson Services Limited (registered in England No. 1341060) whose registered office is at 80 Strand, London WC2R 0RL (the “Principal Company”); and

(2)	Pearson Group Pension Trustee Limited (registered in England No. 1765290) whose registered office is at 80 Strand aforesaid (the “Trustee”, which expression shall include the trustee or trustees for the time being of the Plan defined below).

WHEREAS:

(A)	By a trust deed dated 30 March 1973 The Fairey Company Limited established the plan then known as The Fairey Company Limited Pension and Life Assurance Plan for Hourly Paid Employees (the “Plan”) for and in respect of certain employees and former employees of that company and of any employers associated with that company as became eligible to participate in the Plan.

(B)	This deed is, inter alia, supplemental to the deeds listed in Schedule 1 and to the deeds to which the deed numbered 1 in Schedule 1 was itself expressed as being supplemental.

(C)	The Trustee is the present trustee of the Plan.

(D)	The Plan is now called The Pearson Group Pension Plan.

(E)	The Plan is presently governed by the deed numbered 1 in Schedule 1 as amended prior to the date of this deed (the “Eighth Consolidated Trust Deed”).

(F)	By clause A.4 of the Eighth Consolidated Trust Deed (the “Plan Modification Power”) the Trustee may at any time with the consent of the Principal Company alter or modify any of the provisions of the Plan subject as therein mentioned.

(G)	In exercise of its powers under the Plan Modification Power, the Trustee with the consent of the Principal Company wishes with effect on and from 6 April 2006 (the “2006 Revision Date”) to alter and modify the provisions of the Plan in the manner described in Clause 1.1 below in order to give effect to certain changes they have agreed to make in connection with the implementation of recent legislation concerning occupational pension schemes.

(H)	Announcements of the substance of these proposed changes have been issued in March 2006 to all Members affected and to certain other Employees who will shortly become eligible and these announcements are reproduced in Schedule 2 (the “Announcements”).

(I)	The Trustee is satisfied that the amendments made by this deed pursuant to the exercise of the Plan Modification Power do not affect any entitlement, accrued right or pension credit right (as defined under section 67 Pensions Act 1995) of any Member.

(J)	The Actuary has confirmed to the Trustee for the purpose of r42(2) Occupational Pension Schemes (Contracting-out) Regulations 1996 that he is satisfied that if the proposed alterations are made the Plan will continue to satisfy the statutory standard in accordance with s12A Pension Schemes Act.

NOW THIS DEED WITNESSES as follows:

1.1	Pursuant to the Plan Modification Power the Trustee with the consent of the Principal Company HEREBY ALTERS and MODIFIES the Plan in the manner and to the extent necessary to implement and comply with:

(a)	the changes set out in the Announcements; and

(b)	the changes set out in Schedule 3 to this deed;

so that the Plan shall be administered with effect on and from the 2006 Revision Date as if the necessary textual modifications to the Trust Deed and to the Rules had been made.

1.2	The amendments to the Trust Deed and the Rules of the Plan made by the resolutions in clause 1.1(a) of the Interim Amending Deed dated 2006 are only superseded by this deed insofar as they are inconsistent with its provisions.

2.	The Trustee and the Principal Company HEREBY AGREE that:

2.1	with effect on and from the 2006 Revision Date they will each use all reasonable endeavours to ensure that the Plan is administered as altered and modified in accordance with clause 1 above;

2.2	the Trustee with the consent of the Principal Company shall have full power to determine any matters of ambiguity or dispute arising out of the deemed alterations and modifications under this deed and the application of the Employment Equality (Age) Regulations to the Plan; and

2.3	definitive documentation to the Trust Deed and to the Rules to confirm and record the Trustee’s Resolutions and the other amendments made by this deed will be adopted as soon as practicable and will then have effect retrospectively and, if there is any conflict or silence, the provisions of the definitive documentation will prevail.

3.	Without prejudice to the generality of clauses 1 and 2 above on and from the 2006 Revision Date the following provisions shall override any other provisions of the Plan with which they are inconsistent:

(a)	the Plan shall be administered as a registered pension scheme in accordance with Finance Act 2004 including (without limitation) the transitional provisions in schedule 36 to that Act. If any Member or any other person entitled to a benefit under the Plan is (or has notified the Trustee in writing that he or she intends to register to be) within any of the transitional provisions and savings in schedule 36 Finance Act 2004 then the Trustee will have discretion to apply those provisions including (without limitation) exercising the power to surrender the relevant excess under paragraph 12(5) of that schedule but so that the Trustee will not be liable for any loss or cost arising from failure to apply those provisions where they relate to primary or enhanced protection;

(b)	No payment shall be made under the Plan which would not be an authorised payment Provided that:

(i)

if the Rules in force immediately before the 2006 Revision Date contained a provision which would require the Trustee to make (with or without the consent of another) a payment which would be an unauthorised payment, then the effect of regulation 3 of the 2006 Regulations but without the limitation to the transitional period, shall continue to apply as adopted by clause 1.1(a) above;

(ii)	the Trustee with the consent of the Principal Company shall have power if it thinks it appropriate in any particular circumstance to make a payment from the Fund notwithstanding that it is or may be an unauthorised payment; the Trustee shall obtain the consent of the beneficiary before making any such payment but no person shall have an entitlement to such a payment.

(c)	the Trustee shall be entitled to deduct from the Fund a sum equal to any charge, tax, levy, fee or duty for which the Trustee becomes liable and from any benefit or other payment made from the Plan a sum equal to any charge, tax, levy, fee or duty for which the Trustee, the Member or the beneficiary become liable, jointly liable or accountable in consequence of such payment. The Trustee shall have power to delay payment of any benefit until any question about the incidence of or liability for any such charge, tax, levy, fee or duty has been resolved;

(d)	the Trustee shall have power to make a payment to a Member in respect of overpayment of Member’s Ordinary Contributions or Additional Voluntary Contributions (or both) where the payment would constitute a refund of excess contributions lump sum under the Finance Act 2004;

(e)	if at the time of a benefit crystallisation event in respect of a Member the value of the Member’s benefits exceeds the Member’s lifetime allowance, the Trustee may pay any excess above the lifetime allowance as a lifetime allowance excess lump sum under the Finance Act 2004;

(f)	on and after the 2006 Revision Date and in respect of each Member who notifies the Trustee that he intends to register for enhanced protection, (1) no further Additional Voluntary Contributions shall be accepted (2) no retirement benefits shall accrue or be granted of an amount which would cause that enhanced protection to be lost and (3) no death in service benefits shall accrue or be granted of an amount which would cause such enhanced protection to be lost; and if any breach of (1), (2) or (3) occurs it will be a mistake and of no effect in so far as the action, accrual or grant would have the effect of causing the loss of such enhanced protection. The Trustee may with the consent of the Principal Company agree to vary these provisions in any individual case if the Member requests it to do so.

4.	In this deed and the opening recitals so far as is consistent with the subject matter and context the words and expressions defined in paragraph 1 of Schedule 5 to the Eighth Consolidated Trust Deed or in the relevant Rules (as appropriate) shall have the meanings thereby assigned to them and the provisions as to interpretation contained in paragraph 2 of that Schedule 5 shall apply as if the same were included herein.

5.	Where the context so permits or requires, words and expressions which are defined in Finance Act 2004 shall, where used in this deed but not defined, have the meanings given in Finance Act 2004.

6.	This deed may be executed in any number of counterparts, each of which when executed and delivered shall be an original but all of which when taken together shall constitute a single document.

Executed and delivered as a deed the day and year first above written.

SCHEDULE 1

DEEDS OF THE PLAN

	Date	Document
1.	8 February 2006	Eighth Consolidated Trust Deed

2.		The deeds to which the Eighth Consolidated Trust Deed was expressed to be supplemental

3.	8 February 2006	Deed creating and adopting rules for The Public Services Section

4.	8 February 2006	Deed creating and adopting rules for The Civil Service Classic and The Civil Service Premium Sections

SCHEDULE 2

THE ANNOUNCEMENTS

Copies of the Announcements are reproduced on the following pages.

SCHEDULE 3

(a)	The permitted maximum as defined in section 590C Income and Corporation Taxes Act 1988 which will apply to Members (other than those who were neither actually nor potentially subject to the permitted maximum immediately before the 2006 Revision Date) who cease to be Active Members on or after the 2006 Revision Date shall be £108,600

(i)	adjusted on such dates, at such intervals and in such manner as the Trustee decides to take account of increases in the index of retail prices; or

(ii)	adjusted by such greater amount as the Principal Company may at its absolute discretion from time to time direct the Trustee.

(b)	The maximum on lump sum benefits contained in 1R 12 (2001) paragraph 8.5 will not apply where a Member first draws benefit from the Plan on or after the 2006 Revision Date.

(c)	Additional Voluntary Contributions will be capable of commutation insofar as the payment would be an authorised payment under Finance Act 2004.

(d)	The provisions in the Plan relating to contracting out of the State scheme will be subject to the Trustee having discretion to apply the relaxations and modifications introduced in conjunction with Finance Act 2004.

(	EXECUTED as a deed under the Common
(	Seal of Pearson Services Limited in the
(	presence of:

Director

Secretary

(	EXECUTED as a deed under the Common
(	Seal of Pearson Group Pension Trustee
(	Limited in the presence of:

Director

Secretary

DATED 6 April 2006

PEARSON SERVICES LIMITED	(1)

- and -

PEARSON GROUP PENSION TRUSTEE LIMITED	(2)
INTERIM AMENDING DEED in respect of

THE PEARSON GROUP PENSION PLAN

DATED 6 April 2006

PEARSON SERVICES LIMITED	(1)

- and -
PEARSON GROUP PENSION
TRUSTEE LIMITED	(2)

INTERIM AMENDING DEED in respect of

THE PEARSON GROUP PENSION PLAN